SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549



                             FORM 8-K
                          Current Report



                 Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934




          Date of Report:          July 29, 1998
                            -------------------------------------
                              (Date of earliest event reported)



                   MARQUEE ENTERTAINMENT, INC.
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       Exact name of registrant as specified in its charter



       Nevada                   0-15413            95-3480640
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State of other jurisdiction Commission File No. I.R.S. Employer
   of incorporation or                               ID No.
      organization


6404 Wilshire Boulevard, Suite 550, Los Angeles, California 90048
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             (Address of principal executive offices)


Registrant's telephone number, including area code:(323) 782-0090
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   (Former name or former address if changed since last report)







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
Item 5.  OTHER EVENTS

     On July 29, 1998, Mr. Ralph Smith, an officer and director of Marquee Entertainment, Inc. passed away. On August 3, 1998 Mr. David DeShay was elected a director of Marquee Entertainment, Inc. to fill the vacancy on the Board as a result of Mr. Smith's death.

     Mr. DeShay is the founder and President of First Assurance Trust Deed Services, Inc., a company engaged in real estate and foreclosure management. Prior to forming First Assurance, Mr. DeShay ran DBD Investments and Horizon Home Loans. Mr. DeShay is experienced in all aspects of real estate investment including loan origination, processing, underwriting, investment counseling and management, loan servicing, property, preservation and property disposition. Mr. DeShay will serve as a director until the next annual meeting of Marquee's shareholders.

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 MARQUEE ENTERTAINMENT, INC.



                                 By: /s/ Harold Brown
                                    -----------------------------
                                    Harold Brown
                                    CEO and Chairman

Date: August 10, 1998





















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